Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                                  June 30, 2004
                     --------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                         $       -
    Receivables:
      Associated companies                                               17,471
      Other                                                               3,373
    Notes receivable from associated companies                           56,755
    Material and supplies                                                   542
    Prepayments and other                                                 4,381
                                                                       --------
                                                                         82,522
                                                                       --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                          204,003
    Less: Accumulated provision for depreciation                         26,533
                                                                       --------
                                                                        177,470
    Construction work in progress                                            96
                                                                       --------
                                                                        177,566
                                                                       --------

INVESTMENTS:
    Other                                                                23,773
                                                                       --------
                                                                         23,773
                                                                       --------

DEFERRED CHARGES:
    Goodwill                                                                 67
    Other                                                                 2,915
                                                                       --------
                                                                          2,982
                                                                       ---------

         TOTAL ASSETS                                                 $ 286,843
                                                                       ========



LIABILITIES & CAPITALIZATION

CURRENT LIABILITIES:
    Currently payable long-term debt                                  $   3,304
    Notes payable to associated companies                                 1,083
    Accounts payable
      Other                                                                 335
      Associated companies                                                  492
    Accrued taxes                                                         9,468
    Accrued interest                                                      2,925
    Other                                                                    26
                                                                       --------
                                                                         17,633
                                                                       ---------

CAPITALIZATION:
    Common stockholder's equity                                         115,363
    Long-term debt                                                      137,629
                                                                       --------
                                                                        252,992
                                                                       --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                     7,409
    Other                                                                 8,809
                                                                       --------
                                                                         16,218
                                                                       --------

         TOTAL LIABILITIES & CAPITALIZATION                           $ 286,843
                                                                       ========

                                                                     Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)


                                                  Three Months      Six Months
                                                     Ended             Ended
                                                  June 30, 2004    June 30, 2004
                                                  -------------    -------------


REVENUES                                            $   9,797       $  18,478

EXPENSES:

    Fuel expense                                          943           2,108
    Other operating expenses                            3,192           6,635
    Provision for depreciation
       and amortization                                 2,559           5,116
    General taxes                                          23              47
                                                       ------          ------
         Total expenses                                 6,717          13,906
                                                       ------          ------

INCOME BEFORE INTEREST
  & INCOME TAXES                                        3,080           4,572

NET INTEREST CHARGES:

    Interest expenses                                   2,249           4,506
    Capitalized interest                                    -               -
                                                      -------          ------
         Net interest charges                           2,249           4,506
                                                      -------          ------

INCOME TAXES                                              366              45
                                                      -------          ------

NET INCOME                                          $     465       $      21
                                                     ========          ======